Exhibit (12)
FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                 Six
                                                                Months
                                                                Ended                    Years Ended December 31,
                                                               June 30,    -----------------------------------------------------
(In millions)                                                    1998       1997       1996        1995       1994        1993
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
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                                 $1,584       3,793       3,534       3,409      2,747       2,565
  Fixed charges, excluding capitalized
    interest                                                    1,601       2,526       2,224       1,821      1,110         835
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        Earnings                                         (A)   $3,185       6,319       5,758       5,230      3,857       3,400
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Interest, excluding interest on deposits                       $1,477       2,304       2,120       1,716      1,013         737
Distributions on guaranteed preferred
  beneficial interests                                             72         116           -           -          -           -
One-third of rents                                                 52         106         104         105         97          98
Capitalized interest                                                -           -           5           4          1           -
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        Fixed charges                                    (B)   $1,601       2,526       2,229       1,825      1,111         835
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                                        (A)/(B)    1.99X        2.50        2.58        2.87       3.47        4.07
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INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                                 $1,584       3,793       3,534       3,409      2,747       2,565
  Fixed charges, excluding capitalized
    interest                                                    3,746       6,674       6,255       5,837      3,836       3,474
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        Earnings                                         (C)   $5,330      10,467       9,789       9,246      6,583       6,039
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Interest, including interest on deposits                       $3,622       6,452       6,151       5,732      3,739       3,376
Distributions on guaranteed preferred
  beneficial interests                                             72         116           -           -          -           -
One-third of rents                                                 52         106         104         105         97          98
Capitalized interest                                                -           -           5           4          1           -
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        Fixed charges                                    (D)   $3,746       6,674       6,260       5,841      3,837       3,474
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                        (C)/(D)    1.42X        1.57        1.56        1.58       1.72        1.74
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